Power of Attorney

September 27, 2006

KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below hereby constitutes and appoints Adolfo Cerezo Pérez and José Manuel Camacho, severally and individually, and each of them (with full power to each of them to act alone) his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement on Form F-6, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Name	Title

Director
Emilio Azcárraga Jean

/s/ Antonio Cosío Ariño	Director
Antonio Cosío Ariño

Director
Laura Diez Barroso de Laviada

Director
Élmer Franco Macías

Angel Losada Moreno

Director
Rómulo O’Farrill, Jr.

/s/ Ricardo Martín Bringas	Director
Ricardo Martín Bringas

/s/ Fernando Senderos Mestre	Director
Fernando Senderos Mestre

/s/ Rayford Wilkins, Jr.	Director
Rayford Wilkins, Jr.

/s/ Rafael Kalach Mizrahi	Director
Rafael Kalach Mizrahi

Director
Richard P. Resnick

/s/ Larry I. Boyle	Director
Larry I. Boyle

Power of Attorney
(American Depositary Shares Representing Series A Shares)

September 27, 2006

KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below hereby constitutes and appoints Adolfo Cerezo Pérez and José Manuel Camacho, severally and individually, and each of them (with full power to each of them to act alone) his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement on Form F-6, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Name	Title

/s/ Héctor Slim Seade	Chief Executive Officer
Héctor Slim Seade